UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Date of Report (Date of earliest event reported):  May 19, 2021

Wisconsin	001-01373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(262) 636-1200

(Former name or former address, if changed since last report.)	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.625 par value	MOD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230 .40 5 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Information to be Included in the Report

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Modine Manufacturing Company (the “Company”) announced that, effective May 19, 2021, Michael B. Lucareli, 52, has been elevated to Executive Vice President, Chief Financial Officer of the Company.  Mr. Lucareli’s promotion to Executive Vice President is in recognition of his assuming leadership of the Company’s Business Development function, which includes substantial participation in the Company’s ongoing 80/20 business transformation project and mergers and acquisitions growth strategy, while maintaining existing responsibilities as Chief Financial Officer.

Mr. Lucareli joined Modine in August 1999 and has held a variety of leadership roles, including Manager, Business Development and Investor Relations; Director, Financial Operations and Analysis; Managing Director, Financial Operations; Vice President, Corporate Treasurer; and Vice President, Finance and Chief Financial Officer.

In connection with his promotion, Mr. Lucareli’s annual base salary was increased to $525,000 while his Management Incentive Plan (cash bonus) and his potential Long-Term Incentive Plan payout levels remain unchanged at 70% and 175%, respectively, of base salary at target.

A copy of the press release, dated May 21, 2021, announcing Mr. Lucareli’s promotion is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being furnished herewith:

99.1	Press Release issued May 21, 2021.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ Sylvia A. Stein
Sylvia A. Stein Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

Date:  May 21, 2021